As filed with the Securities and Exchange Commission on September 11, 2026

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DYADIC INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-0486747
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1044 North U.S. Highway One, Suite 201

Jupiter, Florida 33477

(561) 743-8333

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Emalfarb

Chief Executive Officer

Dyadic International, Inc.

1044 North U.S. Highway One, Suite 201

Jupiter, Florida 33477

(561) 743-8333

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Ping Rawson	Kimberly C. Petillo-Décossard
Chief Financial Officer	Drew Valentine
Dyadic International, Inc.	White & Case LLP
1044 North U.S. Highway One, Suite 201	1221 Avenue of the Americas
Jupiter, Florida 33477	New York, New York 10020
(561) 743-8333	Tel: (212) 819-8398
Fax: (212) 354-8113

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 2026

3,625,000 Shares

DYADIC INTERNATIONAL, INC.

Common Stock

This prospectus relates to the offer and resale from time to time by the selling stockholders named in this prospectus (the “Selling Stockholders”) of up to 3,625,000 shares of our common stock, par value $0.001 per share, issuable upon the exercise of warrants at an exercise price of $0.84 per share (the “Warrants”).

We will receive proceeds from any exercise of the Warrants, however, there is no guarantee that any Warrants will be exercised. The shares of our common stock may be sold publicly or through private transactions by the Selling Stockholders at prevailing market prices or at negotiated prices at the times of sale. The shares of our common stock may be offered by the Selling Stockholders to or through underwriters, dealers or other agents, directly to investors or through any other manner permitted by law, on a continued or delayed basis. See the section titled “Plan of Distribution” beginning on page 14 of this prospectus.

We are not selling any shares of our common stock in this offering, and we will not receive any proceeds from the sale of shares by the Selling Stockholders. The registration of the securities covered by this prospectus does not necessarily mean that any of these securities will be offered or sold by the Selling Stockholders. The timing and amount of any sale is within the respective Selling Stockholders’ sole discretion, subject to certain restrictions. To the extent that any Selling Stockholder resells any securities, the Selling Stockholder may be required to provide you with this prospectus identifying and containing specific information about the Selling Stockholder and the terms of the securities being offered.

To the extent required by the U.S. Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations thereunder, the Selling Stockholders and any broker-dealer participating in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “DYAI.” On September 10, 2026, the last reported sale price of our common stock on Nasdaq was $0.49 per share.

Investing in our common stock involves a high degree of risk. See the section titled “Risk Factors” on page 5 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Under this prospectus, the Selling Stockholders may, from time to time, offer and sell or otherwise dispose of the shares of our common stock offered by them described in this prospectus.

We and the Selling Stockholders have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, that we have authorized for use in connection with this offering, including the documents incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, that we have authorized for use in connection with this offering, including the documents incorporated by reference herein and therein, in their entirety before making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

The Selling Stockholders may offer to sell, and seek offers to buy, shares of our securities only in jurisdictions in which offers and sales are permitted. The distribution of this prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus and the information incorporated by reference herein or therein to (i) “Dyadic,” “the Company,” “we,” “us,” “our” and similar terms refer to Dyadic International, Inc. and its subsidiaries and (ii) “common stock” refer to shares of common stock of Dyadic International, Inc., par value $0.001 per share.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference and any applicable amendment to this prospectus or prospectus supplement and free writing prospectus that we have authorized for use in connection with this offering may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. All statements other than statements of historical facts contained in this prospectus, the documents incorporated by reference and any applicable amendment to this prospectus or prospectus supplement and free writing prospectus that we have authorized for use in connection with this offering, including statements regarding our future results of operations and financial condition, expectations, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potentially,” “predict,” “project,” “should,” “will” or the negative of these terms or other similar expressions.

We have based these forward-looking statements on our beliefs, assumptions and expectations of future performance, considering the information currently available to us. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference herein and therein and any applicable amendment to this prospectus or prospectus supplement and free writing prospectus that we may authorize for use in connection with this offering. These factors include, among other things: (1) our history of net losses, (2) changes in global economic and market conditions; (3) our ability to generate the required productivity, stability, purity, performance, cost, safety and other data necessary to carry out and implement our biopharmaceutical and non-pharmaceutical research and business plans and strategic initiatives; (4) our ability to retain and attract employees, consultants, directors and advisors; (5) our ability to implement and successfully carry out Dyadic’s and third parties’ research and development efforts; (6) our ability to obtain new license and research agreements; (7) our ability to maintain existing access to, and/or expand access to third-party contract research organizations and other service providers in order to carry out our research and development projects and commercial activities for ourselves and third parties; (8) competition, including from alternative technologies, and reliance on our key customers and collaborators; (9) our ability, and the ability of the contract research organizations and other third-party service providers with whom we are currently working or may work in the future, to advance product candidates into, and successfully complete, preclinical studies, non-clinical and clinical trials; (10) failure to commercialize our microbial protein production platforms or our other technologies; (11) market and regulatory acceptance of our microbial protein production platforms and other technologies; (12) the risk of theft, misappropriation or expiration of owned or licensed proprietary and intellectual property, genetic and biological materials owned by us and/or Danisco US, Inc. and VTT Technical Research Centre of Finland Ltd., and contract research organizations that we engage with; (13) the speculative nature and illiquidity of equity securities received as consideration from sub-licenses; (14) our ability to comply with the listing standards of the Nasdaq Stock Market LLC and (15) other factors discussed in the Company’s publicly available filings, including information set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and in our other SEC filings.

The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, considering the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Moreover, we operate in a highly regulated, competitive and rapidly changing environment. Our competitors have far greater resources, infrastructure and market presence than we do which makes it difficult for us to enter certain markets, and/or to gain or maintain customers. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by law, we undertake no obligation to publicly update any forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.

You should read this prospectus, the documents incorporated by reference and any applicable amendment to this prospectus or prospectus supplement and free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results, levels of activity, performance and achievements may be different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus. It does not contain all of the information you should consider before making an investment decision. Before you decide to invest in our common stock, you should carefully read and consider the more detailed information included or incorporated by reference in this prospectus, and any applicable amendment to this prospectus or prospectus supplement and free writing prospectus that we have authorized for use in connection with this offering, including the risk factors included or incorporated by reference herein and therein. You also should carefully read the other information incorporated by reference into this prospectus, including our financial statements, other information and the exhibits to the registration statement of which this prospectus is a part.

DYADIC INTERNATIONAL, INC.

Overview

Dyadic International, Inc. is a global biotechnology company based in Jupiter, Florida, with operations in the United States and the Netherlands. The Company develops, manufactures, and commercializes precision-engineered, animal-free recombinant proteins and enzymes for applications in life sciences, food and nutrition, and bio-industrial markets. These products are produced using Dyadic’s proprietary microbial expression platforms, including the C1 and Dapibus™ systems, which enable scalable and cost-effective production of recombinant proteins used in research, diagnostics, cell culture, nutrition, and industrial biotechnology. The Company utilizes third-party consultants, contract research organizations, and manufacturing partners to support certain research, development, and commercial activities.

Dyadic’s mission is to accelerate access to essential proteins by advancing faster, more affordable, and more scalable biomanufacturing technologies.

Corporate Information

We were incorporated in Delaware in September 2002, under the name “Dyadic International, Inc.” and effective August 1, 2025, have been doing business as Dyadic Applied BioSolutions. Our principal corporate offices are located at 1044 North U.S. Highway One, Suite 201, Jupiter, FL 33477. Our telephone number is (561) 743-8333. Our website is www.dyadic.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

Our common stock has been listed on Nasdaq under the symbol “DYAI” since April 17, 2019.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

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THE OFFERING

Issuer	Dyadic International, Inc.

Shares of common stock that may be offered and sold from time to time by the Selling Stockholders named herein	Up to 3,625,000 shares of our common stock

Terms of the offering	The Selling Stockholders will determine when and how they will dispose of any shares of common stock registered for resale under this prospectus.

Common stock outstanding before this offering	40,063,703 shares of our common stock

Common stock to be outstanding after this offering	43,688,703 shares of our common stock if all the Warrants are exercised in full

Use of Proceeds

We will receive proceeds from any exercise of the Warrants. We will not receive any proceeds from the sale of the shares of common stock by the Selling Stockholders. All of the net proceeds from the sale of shares of our common stock will go to the Selling Stockholders as described in the sections titled “Selling Stockholders” and “Plan of Distribution.”

Risk Factors	Investing in our common stock involves significant risks. See the disclosure in the section titled “Risk Factors” on page 5 in this prospectus and under similar headings in other documents incorporated by reference into this prospectus.

The Nasdaq Capital Market symbol	“DYAI.”

The number of shares of common stock that will be outstanding after this offering is based on 40,063,703 shares of common stock outstanding as of September 10, 2026, and excludes:

●	4,847,619 shares of common stock underlying the Company’s senior secured convertible promissory notes;

●	4,952,915 shares of common stock issuable upon exercise of outstanding stock options under our stock incentive plans at a weighted average exercise price of $2.71 per share;

●	27,500 shares of common stock issuable upon settlement of vested restricted stock units, and 162,182 shares of common stock issuable upon the vesting of restricted stock units; and

●	3,927,600 shares of common stock issuable upon the exercise of outstanding warrants.

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RISK FACTORS

Investment in the shares of common stock offered pursuant to this prospectus involves risks. You should carefully consider the risk factors described below, as well as the risk factors described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, and the other information contained or incorporated by reference in this prospectus, including our financial statements and the related notes, as may be updated by our subsequent filings under the Exchange Act, and in any applicable amendment to this prospectus or prospectus supplement and free writing prospectus that we have authorized for use in connection with this offering before acquiring shares of our common stock. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Relating to this Offering

The sale of the shares of our common stock by the Selling Stockholders, or the perception that such sales could occur, could cause the market price of our common stock to drop significantly, even if our business is doing well.

The Selling Stockholders can resell, under this prospectus, up to 3,625,000 shares of our common stock. Sales of a substantial number of shares of our common stock or other equity-related securities in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock or cause it to be highly volatile and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

Management will have broad discretion as to the use of the proceeds from any exercise of the Warrants, and may not use the proceeds effectively.

Our management will have broad discretion in the application of the proceeds we receive from the exercise of the Warrants, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the proceeds we receive from the exercise of the Warrants are being used appropriately. Because of the number and variability of factors that will determine our use of the proceeds we receive from the exercise of the Warrants, their ultimate use may vary substantially from their currently intended use. Our management could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operations, delay the development of our product candidates and cause the price of our common stock to decline. See the section titled “Use of Proceeds” below.

We do not currently intend to pay dividends on our common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

We have never declared or paid any cash dividends on our capital stock, and you should not rely on an investment in our common stock to provide dividend income. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

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USE OF PROCEEDS

Any sale of the shares of our common stock by the Selling Stockholders pursuant to this prospectus will be solely for Selling Stockholders’ accounts. We will not receive any proceeds from the sale of shares by the Selling Stockholders. We have agreed to bear the expenses relating to the registration of the shares of common stock for the Selling Stockholders.

We intend to use any proceeds received by us from the exercise of the Warrants for general corporate purposes, including for research and development, sales and marketing initiatives and general administrative expenses, working capital and capital expenditures. In addition, we may use a portion of the proceeds received by us from the exercise of the Warrants for potential acquisitions and other strategic transactions, although we have no current plans, commitments or agreements to do so as of the date of this prospectus.

DIVIDEND POLICY

We have not paid dividends on our common stock, and currently do not plan to pay any cash dividends in the foreseeable future.

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DESCRIPTION OF CAPITAL STOCK

The following description summarizes the material terms and provisions of the common stock, but it is not complete. This description is based upon, and is qualified by reference to, our Restated Certificate of Incorporation, our Fourth Amended and Restated Bylaws and applicable provisions of Delaware corporate law. You should read our Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws, which have been publicly filed with the SEC, for the provisions that are important to you.

General

Our Restated Certificate of Incorporation authorizes us to issue up to 100,000,000 shares of common stock, $0.001 par value per share. As of September 10, 2026, there were 40,063,703 shares of common stock issued and outstanding, held by 45 stockholders of record. There are currently no shares of preferred stock issued or outstanding.

Common Stock

Voting Rights: Holders of common stock do not have cumulative voting rights and are entitled to one vote per share on all matters to be voted upon by stockholders.

Dividends: Holders of our common stock are entitled to receive ratably, from funds legally available for the payment thereof, dividends when and as declared by resolution of our board of directors, subject to any preferential dividend rights which may be granted to holders of any preferred stock authorized and issued by the board of directors. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law. We do not anticipate paying any cash dividends in the foreseeable future.

Other Rights: Our common stock is not entitled to preemptive rights and is not subject to redemption, including sinking fund provisions, or conversion. Upon our liquidation, dissolution or winding up, the assets, if any, legally available for distribution to stockholders are distributable ratably among the holders of common stock after payment of all classes or series of preferred stock. The rights, preferences and privileges of holders of common stock are subject to the preferential rights of all classes or series of preferred stock that may be issued in the future.

Options, Restricted Stock Units and Warrants Convertible into Common Stock

As of September 10, 2026, there were outstanding options entitling the holders to purchase 4,952,915 shares of our common stock at a weighted average exercise price of $2.71 per share (as of June 30, 2026). As of September 10, 2026, there were also 162,182 unvested restricted stock units in addition to 2,219,008 shares of common stock available for grant under the 2021 Equity Incentive Award Plan.

There are currently outstanding warrants to purchase 3,927,600 shares of our common stock. For more information on the outstanding Warrants, see the section titled “Description of Warrants.”

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Anti-Takeover Provisions

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

● before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

● upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

● on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

● any merger or consolidation involving the corporation and the interested stockholder;

● any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

● subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

● any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

● the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term “owner” is broadly defined to include any person that, individually, with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

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Certificate of Incorporation and Bylaws

Provisions of our Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws contain the following provisions:

● Staggered Board: The board of directors is composed of three classes of directors who serve staggered three-year terms so that only one-third of the directors are eligible for election at any annual meeting of stockholders, and cumulative voting in the election of directors is specifically denied.

● Elimination of Stockholder Action by Written Consent: Any action permitted to be taken by the Company’s stockholders is required to be effected at a duly called annual or special meeting of stockholders and cannot be effected by a written consent.

● Special Meeting of Stockholders: The Company’s stockholders will not be permitted to call a special meeting of stockholders, and the only business matters permitted to be conducted at any annual or special meeting of stockholders will be business matters properly brought before that meeting in accordance with specified procedures.

● Board Vacancies and Removals: The board of directors establishes the number of directors, and vacancies on the board of directors must be filled by a majority approval of the remaining directors, and directors may not be removed by stockholder action without cause.

● Procedures for Stockholder Nominations and Proposals: Specific procedures are established for stockholder nominations for directors and stockholder proposals of business to be considered at an annual or special meeting of stockholders.

● Amendment or Repeal of Bylaws: The board of directors is empowered to adopt, amend or repeal the bylaws, while our stockholders may adopt, amend or repeal the bylaws only upon an affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares of stock entitled to vote.

● Undesignated Preferred Stock: The board of directors has the power to designate and establish new classes of preferred stock having terms that the board of directors determines to be advisable. If in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in the Company’s best interest, shares of common stock or preferred stock could be issued by the board of directors without stockholder approval in one or more transactions.

● Approval of Certain Matters: With respect to extraordinary matters that are brought to the Company’s stockholders for a vote, including the sale of all or substantially all of our assets, a merger, a consolidation, the conversion of the Company into another type of entity or the amendment of the Restated Certificate of Incorporation, unless that matter is affirmatively recommended by the board of directors, its approval will require the affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares of stock entitled to vote.

● Choice of Forum. Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Company, (B) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (C) any action or proceeding asserting a claim against the Company arising pursuant to any provision of the Delaware General Corporation Law or the Company’s Restated Certificate of Incorporation or Fourth Amended and Restated Bylaws, or (D) any action or proceeding asserting a claim governed by the internal affairs doctrine. The choice of forum provision does not apply to any actions arising under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The foregoing provisions may be amended or repealed only with the affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares of stock entitled to vote.

9

Limitations on Liability and Indemnification

Our Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws contain provisions that allow us to limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

● any breach of the director’s duty of loyalty to the corporation or its stockholders;

● any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

● unlawful payments of dividends or unlawful stock repurchases or redemptions; or

● any transaction from which the director derived an improper personal benefit.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws provide that we generally will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time. However, we may modify the extent of such indemnification by individual contracts with our directors and officers. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We have entered into indemnification agreements with our directors and officers, whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of Dyadic, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of Dyadic.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act, that might be incurred by any director or officer in his capacity as such.

10

DESCRIPTION OF WARRANTS

The following description summarizes the material terms and provisions of the Warrants, but it is not complete. This description is based upon, and is qualified by reference to, the provisions contained in the Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Duration and Exercise Price

Each Warrant has an exercise price per share equal to $0.84. The Warrants are immediately exercisable and will expire on the five-year anniversary of the Release Date (as defined in the Warrant Securities Purchase Agreement (as defined below)).

The exercise price and number of shares of common stock issuable upon exercise of the Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of common stock and the exercise price.

Exercisability

The Warrants are exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise, as discussed below). A holder (together with its affiliates) may not exercise any portion of the Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding shares of common stock immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding shares of common stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us. Purchasers in this offering may also elect, prior to the issuance of the Warrants, to have the initial exercise limitation set at 9.99% of our outstanding shares of common stock. No fractional shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share. On the Termination Date (as defined in the Warrant), any unexercised Warrant will be automatically exercised via cashless exercise, subject to the beneficial ownership limitation described above.

Cashless Exercise

If at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Warrants.

Transferability

Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

Exchange Listing

There is no trading market available for the Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our shares of common stock, the holders of the Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until the holder exercises their Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding shares of common stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Warrants, in the event of certain fundamental transactions, the holders of the Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Warrants on the date of consummation of the transaction.

11

PRIVATE PLACEMENT OF WARRANTS

As previously disclosed, on August 13, 2026, we entered into a securities purchase agreement (the “Warrant Securities Purchase Agreement”), pursuant to which the Company agreed to issue and sell to the purchasers thereto (the “Warrant Purchasers”) in a private placement (the “Private Placement”), the Warrants to purchase 3,625,000 shares of common stock (the “Warrant Shares”) at a purchase price of $0.005 per Warrant and with an exercise price of $0.84 per share.

In connection with the Private Placement, on August 13, 2026, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Warrant Purchasers pursuant to which the Company has agreed to file a registration statement to register the resale of the Warrant Shares within 30 days after the closing of the Private Placement. The Registration Rights Agreement contains customary representations, warranties and agreements by the Company and customary penalties for failure to have the registration statement timely filed or declared effective.

This registration statement is being filed to register the Warrant Shares pursuant to the Registration Rights Agreement.

12

SELLING STOCKHOLDERS

The shares of our common stock being offered by the Selling Stockholders are those issuable to the Selling Stockholders upon exercise of the Warrants. For additional information regarding the issuances of those Warrants, see the section titled “Private Placement of Warrants” above. We are registering the shares of our common stock in order to permit the Selling Stockholders to offer the shares of our common stock for resale from time to time. Except for the ownership of the shares of our common stock and the Warrants, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of our common stock by each of the Selling Stockholders. The second column lists the number of shares of our common stock beneficially owned by each Selling Stockholder, based on its ownership of the shares of our common stock and Warrants, as of September 10, 2026, assuming exercise of the Warrants held by the Selling Stockholders on that date, without regard to any limitations on exercises. The fourth column lists the shares of our common stock being offered by this prospectus by the Selling Stockholders. The fifth and sixth columns assume the sale of all of the shares of our common stock offered by the Selling Stockholders pursuant to this prospectus.

In accordance with the terms of the Registration Rights Agreement with the Selling Stockholders, this prospectus generally covers the resale of the maximum number of shares of our common stock issuable upon exercise of the Warrants, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Registration Rights Agreement, without regard to any limitations on the exercise of the Warrants.

Under the terms of the Warrants, a Selling Stockholder may not exercise the Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of our common stock which would exceed 4.99% of our then outstanding shares of common stock following such exercise, excluding for purposes of such determination shares of our common stock issuable upon exercise of the Warrants that have not been exercised. The numbers of shares of our common stock in the second and fourth columns do not reflect this limitation, but the percentages set forth in the third and sixth columns do give effect to such limitations. The Selling Stockholders may sell all, some or none of their shares of our common stock in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of shares of common stock beneficially owned prior to offering		Maximum number of shares of common stock to be sold pursuant to this	Number of shares of common stock beneficially owned after offering
	Number	Percent	prospectus	Number	Percent
Funds managed by Empery Asset Management, LP (1)	7,135,829	8.76%	3,625,000	3,510,829	8.76%

(1)	Includes (i) 2,399,814 shares of registered common stock are held by Empery Asset Master, Ltd. (“EAM”), (ii) 702,814 shares of registered common stock are held by Empery Tax Efficient, LP(“ETE”), (iii) 408,201 shares of registered common stock are held by Empery Tax Efficient III, LP (“ETE III and collectively with EAM and ETE, the “Empery Funds”), (iv) 2,477,857 shares of common stock issuable upon exercise of warrants held by EAM, which are being registered for resale hereunder, (v) 725,671 shares of common stock issuable upon exercise of warrants held by ETE, which are being registered for resale hereunder, and (vi) 421,472 shares of common stock issuable upon exercise of warrants held by ETE III, which are being registered for resale hereunder. Empery Asset Management LP, the authorized agent of each of the Empery Funds, has discretionary authority to vote and dispose of the shares held by the Empery Funds and may be deemed to be the beneficial owner of these shares. Ryan Lane, in his capacity as the chief investment officer of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by the Empery Funds. Each of the Empery Funds and Mr. Lane each disclaim any beneficial ownership of these shares. The address of Empery Asset Management, LP is 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

13

PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

14

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

15

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by White & Case LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of Crowe LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is a part of a registration statement on Form S-1 that we have filed with the SEC under the Securities Act. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers, like us, that file electronically with the SEC.

In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, file annual, quarterly and current reports, proxy and information statements and other information with the SEC. These reports, proxy statements and other information will be available for review on the website of the SEC referred to above. We also maintain a corporate website at www.dyadic.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC, free of charge on the Investor section of our corporate website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on, or that can be accessed through, our website shall not be deemed incorporated into and is not part of this prospectus or the registration statement of which it is a part, and the inclusion of our website address in this prospectus is an inactive textual reference only.

16

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus will be considered to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. We incorporate by reference in this prospectus and the registration statement of which this prospectus is a part the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K):

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 25, 2026, and the related Amendment to our Annual Report on Form 10-K, as filed with the SEC on April 30, 2026;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 13, 2026 and for the quarter ended June 30, 2026, filed with the SEC on August 12, 2026;

●	our Current Reports on Form 8-K filed with the SEC on March 6, 2026, March 30, 2026, June 18, 2026, June 22, 2026, July 24, 2026, and August 14, 2026;

●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 12, 2026 (other than the portions thereof not deemed filed); and

●	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on April 12, 2019, including any amendments thereto or reports filed for the purposes of updating this description.

All documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and all documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You should rely only on the information provided in and incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of these documents.

We advise that there have been no material changes in our affairs that have occurred since the end of the latest fiscal period for which audited financial statements were included in our latest Form 10-K that have not been described in a Form 10-Q or Form 8-K filed subsequently under the Exchange Act.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address and phone number:

Dyadic International, Inc.

1044 North U.S. Highway One, Suite 201

Jupiter, Florida, 33477

(561) 743-8333

17

Up to 3,625,000 Shares

DYADIC INTERNATIONAL, INC.

Common Stock

PRELIMINARY PROSPECTUS

               , 2026

PART II

INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with the issuance and distribution of common stock being registered. All amounts are estimates except for the SEC registration fee:

Item	Amount to be paid
SEC Registration Fee	$260.32
Legal fees and expenses	$50,000.00
Accounting fees and expenses	$10,000.00
Transfer agent fees and expenses	$1,000.00
Total	$61,260.32

Item 14. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws provide that we generally will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time. However, we may modify the extent of such indemnification by individual contracts with its directors and officers. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We have entered into indemnification agreements with our directors and officers, whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of Dyadic, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of Dyadic.

Item 15. Recent Sales of Unregistered Securities.

The Company has not sold any securities within the past three years which were not registered under the Securities Act except as set forth below. The Company believes that, unless otherwise noted, all of the transactions described in this Item 15 were exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

On March 8, 2024, we entered into a securities purchase agreement pursuant to which we issued 8.0% Senior Secured Convertible Promissory Notes due March 8, 2027 in an aggregate principal amount of $6.0 million (the “Convertible Notes”).  The purchasers of the Convertible Notes include immediate family members and family trusts related to Mark Emalfarb, our President and Chief Executive Officer and a member of our board of directors, including The Francisco Trust U/A/D February 28, 1996, an existing holder of more than 5% of our outstanding common stock. The net proceeds from the sale of the Convertible Notes, after deducting offering expenses, were approximately $5,850,000.

On August 1, 2025, in connection with the services Craig-Hallum Capital Group LLC, in its capacity as underwriter, provided to the Company relating to the issuance and sale (the “Public Offering”) of 6,052,000 shares of our common stock, we issued a warrant to purchase up to 302,600 shares, representing 5.0% of the total shares sold in the Public Offering. The warrants are exercisable at a price of $1.0925 per share, at any time and from time to time, in whole or in part, from January 28, 2026 until August 1, 2030.

On August 14, 2026, we closed the Private Placement, pursuant to the Warrant Securities Purchase Agreement among us and the Warrant Purchasers, in which we sold to the Warrant Purchasers the Warrants at a purchase price of $0.005 per Warrant and with an exercise price of $0.84 per share. The gross proceeds of the Private Placement were $18,125, before deducting placement agent fees and other expenses.

II-1

Item 16. Exhibits and Financial Statement Schedules.

		Incorporated by Reference
Exhibit No.	Description of Exhibit	Form	Original No.	Date Filed	Filed Herewith
3.1#	Restated Certificate of Incorporation dated November 1, 2004	10-12G	3.1	January 14, 2019
3.2#	Fourth Amended and Restated Bylaws of Dyadic International, Inc., effective May 29, 2025	8-K	3.1	June 2, 2025
4.1#	Specimen Stock Certificate Evidencing Shares of Common Stock	10-12G	4.1	January 14, 2019
4.2#	Description of Registered Securities	10-K	4.2	March 30, 2020
4.3.1#	Senior Secured Convertible Promissory Note, dated March 8, 2024	8-K	4.1	March 11, 2024
4.3.2#	Amendment, dated October 4, 2024, to Senior Secured Convertible Promissory Note	8-K	4.1	October 8, 2024
4.3.3#	Second Amendment, dated May 1, 2025, to Senior Secured Convertible Promissory Note	8-K	4.1	May 5, 2025
4.3.4#	Third Amendment, dated December 23, 2025, to Senior Secured Convertible Promissory Note	8-K	4.1	December 29, 2025
4.4#	Form of Warrant.	8-K	4.1	August 14, 2026
5.1	Opinion of White & Case LLP	S-1	5.1	September 11, 2026	X
10.1**#	Dyadic International, Inc. 2011 Equity Incentive Plan	10-12G	10.2	January 14, 2019
10.2.1**#	Dyadic International, Inc. 2021 Equity Incentive Plan	S-8	4.3	August 12, 2021
10.2.2**#	Form of Stock Option Agreement Pursuant to the Dyadic International, Inc. 2021 Equity Incentive Plan	10-K	10.2.1	March 28, 2024
10.2.3**#	Form of Restricted Stock Unit Agreement Pursuant to the Dyadic International, Inc. 2021 Equity Incentive Plan	10-K	10.2.2	March 28, 2024
10.3**#	Form of Restricted Stock Unit Agreement Pursuant to the Dyadic International, Inc. 2011 Equity Incentive Plan	10-12G	10.3	January 14, 2019
10.4**#	Form of Stock Option Agreement Pursuant to the Dyadic International, Inc. 2011 Equity Incentive Plan	10-12G	10.4	January 14, 2019
10.5.1**#	Employment Agreement, dated June 16, 2016, and First Amendment dated January 23, 2017, by and between Dyadic International, Inc. and Mark A. Emalfarb	10-12G	10.5	January 14, 2019
10.5.2**#	Second Amendment to Employment Agreement between Dyadic International, Inc. and Mark A. Emalfarb, dated as of November 12, 2019	8-K	10.1	November 13, 2019
10.6**#	Consulting Agreement, dated January 1, 2016, by and between Dyadic Netherlands B.V. and Sky Blue Biotech kft on behalf of Ronen Tchelet	10-12G	10.7	January 14, 2019
10.7**#	Employment Agreement dated November 8, 2024, between Dyadic International, Inc. and Ping Rawson	8-K	10.1	November 8, 2024
10.8**#	Employment Agreement between Dyadic International Inc. and Joseph Hazelton dated November 9, 2021	8-K	10.1	November 9, 2021
10.9**#	Form of Director and Officer Indemnification Agreement	10-12G	10.10	January 14, 2019

II-2

10.10#	Lease Agreement with Jupiter Harbour Office, LLC dated August 19, 2023	10-Q	10.1	November 8, 2023
10.11†#	Pharma License Agreement with Danisco US, Inc. dated December 31, 2015	10-12G	10.12	January 14, 2019
10.12.1†#	Commission Contract with VTT Technical Research Centre of Finland Ltd dated September 2, 2016	10-12G	10.13	January 14, 2019
10.12.2†#	Commission Contract with VTT Technical Research Centre of Finland Ltd dated June 28, 2019	8-K	10.1	July 5, 2019
10.13.1†#	Service Framework Agreement with Biotechnology Developments for Industry in Pharmaceuticals, S.L.U. dated June 30, 2017	10-Q	10.2	November 8, 2023
10.13.2†#	Amendment No. 1 dated July 26, 2021, to the Service Framework Agreement dated June 30, 2017	8-K	10.3	July 27, 2021
10.14†#	License Agreement with VTT Technical Research Centre of Finland Ltd dated July 17, 2017	10-12G	10.17	January 14, 2019
10.15†#	Joint Development Agreement with Leprino Foods Company, dated May 12, 2022	8-K	10.1	May 11, 2022
10.16†#	Non-Exclusive Sublicense Agreement among Dyadic International, Inc., Alphazyme, LLC, dated May 5, 2019	8-K	10.1	May 8, 2019
10.17†#	Amended and Restated Non-Exclusive Sublicense Agreement among Dyadic International, Inc., Alphazyme, LLC, dated June 24, 2020	8-K	10.1	June 29, 2020
10.18†#	Alphazyme Sale Agreement dated January 18, 2023	8-K	10.1	January 23, 2023
10.19†#	RUBIC License Agreement dated April 6, 2023	8-K	10.1	April 6, 2023
10.20†#	Inzyme Development and Exclusive License Agreement, effective September 18, 2023	8-K	10.1	September 19, 2023
10.21#	Securities Purchase Agreement Relating to the Senior Secured Convertible Promissory Note dated March 8, 2024	8-K	10.1	March 11, 2024
10.22#	Registration Rights Agreement Relating to the Senior Secured Convertible Promissory Note dated March 8, 2024	8-K	10.2	March 11, 2024
10.23#	Security Agreement Relating to the Senior Secured Convertible Promissory Note dated March 8, 2024	8-K	10.3	March 11, 2024
10.24**#	Amendment to Security Agreement dated as of September 15, 2025	8-K	10.1	September 16, 2025
10.25#	Subsidiary Guarantee Relating to the Senior Secured Convertible Promissory Note dated March 8, 2024	8-K	10.4	March 11, 2024
10.26†#	License and Development Agreement between Dyadic International (USA), Inc. and Proliant Biologicals, LLC d/b/a Proliant Health and Biologicals, dated June 27, 2024	8-K	10.1	July 2, 2024
10.27†#	Grant Agreement between Dyadic International, Inc. and the Bill & Melinda Gates Foundation, dated as of November 16, 2024	8-K	10.1	November 26, 2024
10.28#	At-The-Market Issuance Sales Agreement between Dyadic International, Inc. and Craig-Hallum Capital Group LLC, dated as of March 6, 2026	8-K	1.1	March 6, 2026
10.29†#	Form of Common Stock Purchase Agreement Relating to Dyadic International, Inc.’s Registered Direct Offering announced on August 13, 2026.	8-K	10.1	August 14, 2026
10.30†#	Form of Warrant Securities Purchase Agreement.	8-K	10.2	August 14, 2026
10.31#	Form of Registration Rights Agreement.	8-K	10.3	August 14, 2026
10.32#	Placement Agent Agreement, dated August 13, 2026, by and between Dyadic International, Inc. and Aegis Capital Corp.	8-K	10.4	August 14, 2026

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21.1#	Subsidiaries of the Registrant	10-K	21.1	March 28, 2024
23.1	Consent of Independent Registered Public Accounting Firm - Crowe LLP	S-1	23.1	September 11, 2026	X
23.2	Consent of White & Case LLP (contained in Exhibit 5.1)	S-1	23.2	September 11, 2026	X
24.1	Power of Attorney (included on signature page)	S-1	24.1	September 11, 2026	X
101.INS	Inline XBRL Instance Document				X
101.SCH	Inline XBRL Taxonomy Extension Schema Document				X
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document				X
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document				X
101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document				X
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document				X
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
107	Filing Fee Table				X

** Identifies a management contract or compensatory plan or arrangement.

† Certain provisions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

# Previously filed with the SEC.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A)	Paragraphs (1)(i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 230.424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jupiter, State of Florida, on September 11, 2026.

DYADIC INTERNATIONAL, INC.

September 11, 2026	By:	/s/ Mark A. Emalfarb
Mark A. Emalfarb
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints both Mark A. Emalfarb and Ping W. Rawson, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark A. Emalfarb	Chief Executive Officer, Director	September 11, 2026
Mark A. Emalfarb	(Principal Executive Officer)

/s/ Ping W. Rawson	Chief Financial Officer	September 11, 2026
Ping W. Rawson	(Principal Financial Officer and Principal Accounting Officer)

/s/ Patrick Lucy	Chairman, Director	September 11, 2026
Patrick Lucy

/s/ Jack L. Kaye	Director	September 11, 2026
Jack L. Kaye

/s/ Seth J. Herbst, MD	Director	September 11, 2026
Seth J. Herbst, MD

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